CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$422,400	$42.54

December 2015

Pricing Supplement No. 1584

Registration Statement No. 333-199966

Dated December 16, 2015

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Auto-Callable PLUS are unsecured and unsubordinated obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement no. 4a-I, underlying supplement no. 1a-I, the prospectus supplement and the prospectus, as supplemented or modified by this document. If the closing price of one ETF Share on the call observation date is greater than or equal to 110% of the initial share price, the Auto-Callable PLUS will be automatically redeemed for a cash payment of $11.00 per Auto-Callable PLUS, or 110% of the stated principal amount. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares have increased in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares, subject to a maximum payment at maturity. However, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares have decreased in price, at maturity investors will lose 1% for every 1% decline. The Auto-Callable PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies only if the Auto-Callable PLUS have not been automatically redeemed prior to maturity to a limited range of positive performance of the ETF Shares. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, at maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the price of one ETF Share on the valuation date. All payments on the Auto-Callable PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the Auto-Callable PLUS.

SUMMARY TERMS
Issuer:		JPMorgan Chase & Co.
ETF Shares:		Shares of the Financial Select Sector SPDR® Fund
Aggregate principal amount:		$422,400
Early redemption:		If, on the call observation date, the closing price of one ETF Share is greater than or equal to the redemption threshold level, the Auto-Callable PLUS will be automatically redeemed for the early redemption payment on the third business day following the call observation date. No further payments will be made on the Auto-callable PLUS once they have been redeemed. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
Redemption threshold level:		$26.884, which is equal to 110% of the initial share price
Early redemption payment:		$11.00 per Auto-Callable PLUS
Payment at maturity:

•  If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $10 stated principal amount Auto-Callable PLUS,

$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.

•  If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than or equal to the initial share price, for each $10 stated principal amount Auto-Callable PLUS,

$10 × share performance factor
This amount will be less than or equal to the stated principal amount of $10 per Auto-Callable PLUS.
Maximum payment at maturity:		$13.25 (132.50% of the stated principal amount) per Auto-Callable PLUS
Stated principal amount:		$10 per Auto-Callable PLUS
Issue price:		$10 per Auto-Callable PLUS (see “Commissions and issue price” below)
Pricing date:		December 16, 2015
Original issue date (settlement date):		December 21, 2015
Call observation date:		June 16, 2016, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement no. 4a-I
Valuation date:		December 18, 2017, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement no. 4a-I
Maturity date:		December 21, 2017, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Auto-Callable PLUS	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$422,400.00	$10,560.00	$411,840.00
(1)	See “Additional Information about the Auto-Callable PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Auto-Callable PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.20 per $10 stated principal amount Auto-Callable PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Auto-Callable PLUS

The estimated value of the Auto-Callable PLUS on the pricing date as determined by JPMS was $9.71 per $10 stated principal amount Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — JPMS’s estimated value of the Auto-Callable PLUS” in this document for additional information.

Investing in the Auto-Callable PLUS involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Auto-Callable PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, underlying supplement no. 1a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Auto-Callable PLUS” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	The closing price of one ETF Share on the pricing date, which was $24.44
Final share price:	The closing price of one ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement no. 4a-I.
Leveraged upside payment:	$10 × leverage factor × share percent increase
Leverage factor:	150%
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
CUSIP / ISIN:	48127Y128 / US48127Y1284
Listing:	The Auto-Callable PLUS will not be listed on any securities exchange.

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PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017 (the “Auto-Callable PLUS”) can be used:

▪  To provide an opportunity to earn the early redemption payment, which is an amount equal to $11.00 per Auto-Callable PLUS, or 110% of the stated principal amount, if the closing price of one ETF Share on the call observation date is greater than or equal to the redemption threshold level.

▪  As an alternative to direct exposure to the ETF Shares that, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, enhances returns for a certain range of positive performance of the ETF Shares.

▪  If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS are exposed on a 1:1 basis to the negative performance of the ETF Shares.

Maturity:	Approximately 2 years (unless redeemed earlier)
Redemption threshold level:	110% of the initial share price
Early Redemption payment:	$11.00 (110% of the stated principal amount) per Auto-Callable PLUS
Leverage factor:	150% (applicable only if the final share price is greater than the initial share price and the Auto-Callable PLUS have not been automatically redeemed prior to maturity).
Maximum payment at maturity:	$13.25 (132.50% of the stated principal amount) per Auto-Callable PLUS
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable PLUS.

Supplemental Terms of the Auto-Callable PLUS

For purposes of the accompanying product supplement, the Financial Select Sector SPDR® Fund is a “Fund.”

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one ETF Share on the call observation date is greater than or equal to 110% of the initial share price, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to $11.00, or 110% of the stated principal amount. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the asset. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the asset has decreased in value, investors are fully exposed to the negative performance of the asset. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the Auto-Callable PLUS. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the call observation date, if the closing price of one ETF Share is greater than or equal to the redemption threshold level, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to the early redemption payment. No further payments will be made on the Auto-Callable PLUS after they have been redeemed.
Leveraged Performance	If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the Auto-Callable PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the ETF Shares.
Upside Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares increase in price and, at maturity, the Auto-Callable PLUS pay the stated principal amount of $10 plus a return equal to 150% of the share percent increase, subject to the maximum payment at maturity of $13.25 (132.50% of the stated principal amount) per Auto-Callable PLUS.
Par Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price and, at maturity, the Auto-Callable PLUS pay the stated principal amount of $10 per Auto-Callable PLUS.
Downside Scenario	The Auto-Callable PLUS have not been automatically redeemed prior to maturity and the ETF Shares decline in price and, at maturity, the Auto-Callable PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price from the initial share price. (Example: if the ETF Shares decrease in price by 20%, the Auto-Callable PLUS will pay an amount that is less than the stated principal amount by 20%, or $8 per Auto-Callable PLUS.)

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PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable PLUS based on the following terms:

Stated principal amount:	$10 per Auto-Callable PLUS
Redemption threshold level:	110% of the initial share price
Early redemption payment:	$11.00 per Auto-callable PLUS (110% of the stated principal amount)
Leverage factor:	150%
Maximum payment at maturity:	$13.25 (132.50% of the stated principal amount) per Auto-Callable PLUS

Diagram #1: Call Observation Date:

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PLUS Based on the Performance of the Financial Select Sector SPDR® Fund due December 21, 2017

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the call observation date, if the closing price of one ETF Share is greater than or equal to the redemption threshold level of 110% of the initial share price, under the terms of Auto-Callable PLUS, the Auto-Callable PLUS will be automatically redeemed for a cash payment per Auto-Callable PLUS equal to the early redemption payment of $11.00, or 110% of the stated principal amount. If the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is greater than the initial share price, for each $10 principal amount Auto-Callable PLUS investors will receive the $10 stated principal amount plus a return equal to 150% of the appreciation of the ETF Shares over the term of the Auto-Callable PLUS, subject to the maximum payment at maturity. Under the terms of the Auto-Callable PLUS, an investor will realize the maximum payment at maturity at a final share price of approximately 121.667% of the initial share price. Under the terms of the Auto-Callable PLUS, if the ETF Shares appreciate by 20%, investors would receive a 30.00% return, or $13.00 per Auto-Callable PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the ETF Shares had appreciated 20% or more as of the call observation date, and as a result, the Auto-Callable PLUS were automatically redeemed.
▪	Par Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is equal to the initial share price, investors will receive the stated principal amount of $10 per Auto-Callable PLUS.
▪	Downside Scenario. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than the initial share price, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price.
▪	For example, if the ETF Shares depreciate 50%, investors will lose 50% of their principal and receive only $5 per Auto-Callable PLUS at maturity, or 50% of the stated principal amount.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Auto-Callable PLUS shown above apply only if you hold the Auto-Callable PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Auto-Callable PLUS.

▪	Auto-Callable PLUS do not pay interest or, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Auto-Callable PLUS may result in a loss. The terms of the Auto-Callable PLUS differ from those of ordinary debt securities in that the Auto-Callable PLUS do not pay interest or, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Auto-Callable PLUS have not been automatically redeemed prior to maturity and the final share price is less than the initial share price, the payment at maturity will be an amount in cash that is less than the stated principal amount of each Auto-Callable PLUS by an amount proportionate to the decrease in the price of the ETF Shares and may be zero.
▪	If the Auto-Callable PLUS have not been automatically redeemed prior to maturity, the appreciation potential of the Auto-Callable PLUS is limited by the maximum payment at maturity. The appreciation potential of the Auto-Callable PLUS is limited by the maximum payment at maturity of $13.25 (132.50% of the stated principal amount) per Auto-Callable PLUS. Because the maximum payment at maturity will be limited to 132.50% of the stated principal amount for the Auto-Callable PLUS, any increase in the final share price by more than approximately 21.667% will not further increase the return on the Auto-Callable PLUS.
▪	If the Auto-Callable PLUS are automatically redeemed prior to maturity, the appreciation potential of the Auto-Callable PLUS is limited to the early redemption payment. Investors will not participate in any appreciation in the price of the ETF Shares from the initial share price above the redemption threshold level, and the return on the Auto-Callable PLUS is limited to the early redemption payment that is paid on the third business day following the call observation date. In addition, if the Auto-Callable PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final share price is greater than the initial share price. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the ETF Shares had the Auto-Callable PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Auto-Callable PLUS may be limited to as short as approximately six months by the automatic early redemption feature of the Auto-Callable PLUS. If the Auto-Callable PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Auto-Callable PLUS at a comparable return for a similar level of risk.
▪	The Auto-Callable PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Auto-Callable PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Auto-Callable PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the Auto-Callable PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Auto-Callable PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the Auto-Callable PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable PLUS, including acting as calculation agent and as an agent of the offering of the Auto-Callable PLUS, hedging our obligations under the Auto-Callable PLUS and making the assumptions used to determine the pricing of the Auto-Callable PLUS and the estimated value of the Auto-Callable PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable PLUS. The calculation agent has determined the initial share price, will determine the final share price and whether the Auto-Callable PLUS will be automatically redeemed and will calculate the

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

amount of payment you will receive upon an automatic early redemption or at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity. In addition, we are currently one of the companies that make up the Financial Select Sector SPDR® Fund. We will not have any obligation to consider your interests as a holder of the Auto-Callable PLUS in taking any corporate action that might affect the value of the ETF Shares or the Auto-Callable PLUS. Moreover, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Auto-Callable PLUS and the value of the Auto-Callable PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Auto-Callable PLUS could result in substantial returns for us or our affiliates while the value of the Auto-Callable PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.

▪	JPMS’s estimated value of the Auto-Callable PLUS is lower than the original issue price (price to public) of the Auto-Callable PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the Auto-Callable PLUS exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the Auto-Callable PLUS are included in the original issue price of the Auto-Callable PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable PLUS and the estimated cost of hedging our obligations under the Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — JPMS’s estimated value of the Auto-Callable PLUS” in this document.
▪	JPMS’s estimated value does not represent future values of the Auto-Callable PLUS and may differ from others’ estimates. JPMS’s estimated value of the Auto-Callable PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Auto-Callable PLUS that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Auto-Callable PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Auto-Callable PLUS from you in secondary market transactions. See “Additional Information about the Auto-Callable PLUS — JPMS’s estimated value of the Auto-Callable PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Auto-Callable PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Auto-Callable PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Auto-Callable PLUS and any secondary market prices of the Auto-Callable PLUS. See “Additional Information about the Auto-Callable PLUS — JPMS’s estimated value of the Auto-Callable PLUS” in this document.
▪	The value of the Auto-Callable PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Auto-Callable PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Auto-Callable PLUS will be partially paid back to you in connection with any repurchases of your Auto-Callable PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Auto-Callable PLUS — Secondary market prices of the Auto-Callable PLUS” in this document for additional information relating to

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this initial period. Accordingly, the estimated value of your Auto-Callable PLUS during this initial period may be lower than the value of the Auto-Callable PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the Auto-Callable PLUS will likely be lower than the original issue price of the Auto-Callable PLUS. Any secondary market prices of the Auto-Callable PLUS will likely be lower than the original issue price of the Auto-Callable PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Auto-Callable PLUS. As a result, the price, if any, at which JPMS will be willing to buy Auto-Callable PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Auto-Callable PLUS.

The Auto-Callable PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Auto-Callable PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Auto-Callable PLUS will be impacted by many economic and market factors. The secondary market price of the Auto-Callable PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of the ETF Shares, including:
▪	any actual or potential change in our creditworthiness or credit spreads;
▪	customary bid-ask spreads for similarly sized trades;
▪	secondary market credit spreads for structured debt issuances;
▪	the actual and expected volatility in the prices of the ETF Shares;
▪	the time to maturity of the Auto-Callable PLUS;
▪	the likelihood of an automatic early redemption being triggered;
▪	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
▪	interest and yield rates in the market generally;
▪	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
▪	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Auto-Callable PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Auto-Callable PLUS, if any, at which JPMS may be willing to purchase your Auto-Callable PLUS in the secondary market.

▪	Investing in the Auto-Callable PLUS is not equivalent to investing in the ETF Shares. Investing in the Auto-Callable PLUS is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the Auto-Callable PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying index or the stocks underlying the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the Auto-Callable PLUS. Those responsible for calculating and maintaining the ETF Shares and the underlying index, can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying

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index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the Auto-Callable PLUS.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the Auto-Callable PLUS.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the ETF Shares’ underlying index as well as the net asset value per share. The ETF Shares do not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the Auto-Callable PLUS in the secondary market and/or reduce any payment on the Auto-Callable PLUS.

▪	Risks associated with the financial services sector. All or substantially all of the equity securities held by the ETF Shares are issued by companies whose primary line of business is directly associated with the financial services sector. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). As a result, the value of the Auto-Callable PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.
▪	Owning the Auto-Callable PLUS is not the same as owning the ETF Shares. Owning the Auto-Callable PLUS is not the same as owning the ETF Shares. Accordingly, changes in the closing price of one ETF Share may not result in a comparable change of the market value of the Auto-Callable PLUS. If the closing price of one ETF Share on any trading day increases above the initial share price, the value of the Auto-Callable PLUS may not increase comparably, if at all. It is possible for the closing price of the ETF Shares to increase moderately while the value of the Auto-Callable PLUS declines.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs

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that does not require the calculation agent to make an adjustment, the value of the Auto-Callable PLUS may be materially and adversely affected.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Auto-Callable PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the ETF Shares, and, as a result, could decrease the amount an investor may receive on the Auto-Callable PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share price and, therefore, if the Auto-Callable PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the Auto-Callable PLUS or so that you do not suffer a loss on your initial investment in the Auto-Callable PLUS. Additionally, these hedging or trading activities during the term of the Auto-Callable PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Auto-Callable PLUS declines.
▪	Secondary trading may be limited. The Auto-Callable PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Auto-Callable PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable PLUS easily. JPMS may act as a market maker for the Auto-Callable PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Auto-Callable PLUS, the price at which you may be able to trade your Auto-Callable PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Auto-Callable PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Auto-Callable PLUS.
▪	The tax consequences of an investment in the Auto-Callable PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Auto-Callable PLUS, and we do not intend to request a ruling from the IRS regarding the Auto-Callable PLUS. The IRS might not accept, and a court might not uphold, the treatment of the Auto-Callable PLUS described in “Additional Information about the Auto-Callable PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS was successful in asserting an alternative treatment, the timing and character of any income or loss on the Auto-Callable PLUS could differ materially and adversely from our description herein.

Even if the treatment of the Auto-Callable PLUS is respected, the IRS may assert that the Auto-Callable PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the Auto-Callable PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the Auto-Callable PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

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Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the underlying index. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the Financial Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Financial Select Sector SPDR® Fund” in the accompanying underlying supplement no. 1a-I.

Information as of market close on December 16, 2015:

Bloomberg Ticker Symbol:	XLF
Current Closing Price:	$24.44
52 Weeks Ago (on 12/16/2014):	$23.69
52 Week High (on 7/22/2015):	$25.58
52 Week Low (on 9/28/2015):	$22.28

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ETF Shares for each quarter in the period from January 1, 2010 through December 16, 2015. The closing price of one ETF Share on December 16, 2015 was $24.44 The associated graph shows the closing prices of one ETF Share for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical closing prices of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

Financial Select Sector SPDR® Fund	High	Low	Period End
2010
First Quarter	$16.02	$13.66	$15.97
Second Quarter	$17.05	$13.81	$13.81
Third Quarter	$15.08	$13.44	$14.35
Fourth Quarter	$16.01	$14.34	$15.95
2011
First Quarter	$17.20	$15.91	$16.41
Second Quarter	$16.70	$14.71	$15.33
Third Quarter	$15.65	$11.53	$11.83
Fourth Quarter	$14.05	$11.28	$13.00
2012
First Quarter	$15.97	$13.30	$15.78
Second Quarter	$15.91	$13.37	$14.62
Third Quarter	$16.28	$14.22	$15.60
Fourth Quarter	$16.69	$15.16	$16.40
2013
First Quarter	$18.47	$16.85	$18.19
Second Quarter	$20.17	$17.83	$19.49
Third Quarter	$20.87	$19.41	$19.92
Fourth Quarter	$21.86	$19.57	$21.86
2014
First Quarter	$22.48	$20.53	$22.34
Second Quarter	$22.90	$21.28	$22.74
Third Quarter	$23.81	$22.16	$23.17
Fourth Quarter	$25.04	$22.04	$24.73

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Financial Select Sector SPDR® Fund	High	Low	Period End
2015
First Quarter	$24.73	$23.01	$24.11
Second Quarter	$25.27	$24.09	$24.38
Third Quarter	$25.58	$22.28	$22.66
Fourth Quarter (through December 16, 2015)	$24.83	$22.67	$24.44

Shares of the Financial Select Sector SPDR® Fund Daily Closing Prices January 4, 2010 to December 16, 2015

30
25
20
15
10
5
0
Price ($)
Jan-10 Jul-10 Jan-11 Jul-11 Jan-12 Jul-12 Jan-13 Jul-13 Jan-14 Jul-14 Jan-15 Jul-15
Source: Bloomberg

This document relates only to the Auto-Callable PLUS offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the Financial Select Sector SPDR® Fund from the publicly available documents described in the first paragraph under this “Financial Select Sector SPDR® Fund Overview” section, without independent verification. In connection with the offering of the Auto-Callable PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Financial Select Sector SPDR® Fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Financial Select Sector SPDR® Fund Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we priced the Auto-Callable PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Financial Select Sector SPDR® Fund could affect the value received at maturity with respect to the Auto-Callable PLUS and therefore the trading prices of the Auto-Callable PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The Financial Select Sector Index. The Financial Select Sector Index is a modified market capitalization-based index that measures the performance of the financial services sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, banks, capital markets, real estate investment trusts, consumer finance, thrifts and mortgage finance, and real estate management and development. The Financial Select Sector Index is described under

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the heading “Equity Index Descriptions — The Select Sector Indices” in the accompanying underlying supplement no. 1a-I.

Additional Information about the Auto-Callable PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Auto-Callable PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Auto-Callable PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the Auto-Callable PLUS:

JPMS’s estimated value of the Auto-Callable PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Auto-Callable PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Auto-Callable PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Auto-Callable PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the Auto-Callable PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Auto-Callable PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the Auto-Callable PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the Auto-Callable PLUS is lower than the original issue price of the Auto-Callable PLUS because costs associated with selling, structuring and hedging the Auto-Callable PLUS are included in the original issue price of the Auto-Callable PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable PLUS and the estimated cost of hedging our obligations under the Auto-Callable PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Auto-Callable PLUS. See “Risk Factors — JPMS’s estimated value of the Auto-Callable PLUS is lower than the original issue price (price to public) of the Auto-Callable PLUS” in this document.

Secondary market prices of the Auto-Callable PLUS:	For information about factors that will impact any secondary market prices of the Auto-Callable PLUS, see “Risk Factors — Secondary market prices of the Auto-Callable PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Auto-Callable PLUS will be partially paid back to you in connection with any repurchases of your Auto-Callable PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Auto-Callable PLUS. The length of any such initial period reflects the structure of the Auto-Callable PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Auto-Callable

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PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the Auto-Callable PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Auto-Callable PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Auto-Callable PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 4a-I.  Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Auto-Callable PLUS should be treated as short-term capital gain or loss unless you hold your Auto-Callable PLUS for more than a year, in which case the gain or loss should be long-term capital gain or loss.  The Auto-Callable PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Auto-Callable PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the Auto-Callable PLUS.  Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable PLUS.  Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Auto-Callable PLUS described above, in which case the timing and character of any income or loss on the Auto-Callable PLUS could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable PLUS, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the Auto-Callable PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Auto-Callable PLUS. Notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including an early redemption or redemption at maturity, of the Auto-Callable PLUS  You should consult your tax adviser regarding the potential application of FATCA to the Auto-Callable PLUS.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Auto-Callable PLUS.

Supplemental use of proceeds and hedging:

The Auto-Callable PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Auto-Callable PLUS. See “How the Auto-Callable PLUS Work” in this document for an illustration of the risk-return profile of the Auto-Callable PLUS and “Financial Select Sector SPDR® Fund Overview” in this document for a description of the market exposure provided by the Auto-Callable PLUS.

The original issue price of the Auto-Callable PLUS is equal to JPMS’s estimated value of the

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Auto-Callable PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable PLUS, plus the estimated cost of hedging our obligations under the Auto-Callable PLUS.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Auto-Callable PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Auto-Callable PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Auto-Callable PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Validity of the PLUS:	In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the PLUS offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such PLUS will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014 relating to our Series E medium-term notes of which these Auto-Callable PLUS are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the Auto-Callable PLUS, supplements the preliminary terms related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the Auto-Callable PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Auto-Callable PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Underlying supplement no. 1a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

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As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co. “Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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